UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2006
KOS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	65-0670898	000-22171

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(Address of principal executive offices)
609-495-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 6, 2006, Kos Life Sciences, Inc. (“KLS”), a wholly owned subsidiary of Kos Pharmaceuticals, Inc. (the “Company”), and the Company, as guarantor, entered into an amendment (the “Amendment”) to that certain Sponsored Research Agreement dated effective as of October 1, 2003, as amended (the “Agreement”), between KLS, the Company, as guarantor, and Arisaph Pharmaceuticals, Inc. (f/k/a Triad Pharmaceuticals, Inc.) (“Arisaph”). Pursuant to the Amendment, the parties agreed to extend the term of the Agreement for a period of three years, commencing on January 1, 2007 and terminating on December 31, 2009. In addition, the Amendment requires KLS to make payments to Arisaph aggregating approximately $11.3 million over the extended term of the Agreement for ongoing research.
     The Amendment was unanimously approved by the Audit Committee and the Governance, Compliance and Nominating Committee (the “Committees”) of the Company’s Board of Directors. As part of their consideration of the Amendment, the Committees considered, among other things, the business and financial implications of the Amendment and the Company’s Code of Business Conduct and Ethics (the “Code”). The Committees determined that the execution, delivery and performance of the Amendment is consistent with, and shall not be considered a violation of, the conflict of interest policies set forth in the Code, and approved the execution, delivery and performance of the Amendment for purposes of NASDAQ Rules 4350(h) and 4350(n).
     ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On December 5, 2006, the Compensation and Stock Option Committee of the Board of Directors of the Company approved the following discretionary annual cash performance bonuses for the fiscal year ended December 31, 2006, to be paid on or around December 12, 2006, to the Company’s principal executive officer, principal financial officer, and named executive officers:

Name of Officer	Position	Cash Payment Amount
Daniel M. Bell	Chairman of the Board	$350,000

Adrian Adams	President and Chief Executive	$1,000,000
	Officer

Kevin P. Clarke	Chief Financial Officer	$390,000

Andrew I. Koven	Executive Vice President,	$530,000
	General Counsel and
	Corporate Secretary

Mark E. McGovern	Executive Vice President,	$255,000
	Chief Medical Officer

Ralf Rosskamp	Executive Vice President,	$350,000
	Research and Development

ITEM 5.05. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE
     On December 6, 2006, the Committees waived, to the extent necessary, application of the conflict of interest policies set forth in the Code to the Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/Andrew I. Koven
Name:	Andrew I. Koven
Title:	Executive Vice President and General Counsel and Corporate Secretary

Dated: December 7, 2006

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